Exhibit 3.2

AMENDED & RESTATED BY-LAWS

OF

RBS COMMERCIAL FUNDING INC.
(a Delaware corporation)

As of April 10, 2012

ARTICLE I

OFFICES AND FISCAL YEAR

Section 1.01  Registered Office.  The registered office of the corporation shall be in the City of Wilmington, County of New Castle, State of Delaware until otherwise established by a vote of a majority of the Board of Directors (each member herein referred to as “Board Director”) in office, and a statement of such change is filed in the manner provided by statute.

Section 1.02  Other Offices.  The corporation may also have offices at such other places within or without the State of Delaware as the Board of Directors may from time to time determine or the business of the corporation requires.

Section 1.03  Fiscal Year.  The fiscal year of the corporation shall end on the 31st of December in each year.

ARTICLE II

MEETINGS OF STOCKHOLDERS

Section 2.01  Time and Place of Meetings.  All meetings of the stockholders of the corporation shall be held at such place, within or without the State of Delaware on such date and at such time as may be designated from time to time by the Board of Directors (or Chairman of the Board of Directors in the absence of a designation by the Board of Directors).

Section 2.02  Annual Meeting.  Unless Board Directors are elected by written consent in lieu of an annual meeting as permitted by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended (“Delaware Law”), an annual meeting of stockholders shall be held for the election of Board Directors and to transact such other business as may properly be brought before the meeting.  Stockholders may, unless the certificate of incorporation otherwise provides, act by written consent to elect Board Directors; provided, however, that if such consent is less than unanimous, such action by written consent may be in lieu of holding an annual meeting only if all of the directorships to which Board Directors could be elected at an annual meeting held at the effective time of such action are vacant and are filled by such action.

Section 2.03  Special Meetings.   Special meetings of the stockholders of the corporation, for any purpose or purposes, unless otherwise prescribed by Delaware Law or the certificate of incorporation, may be called at any time by the Chairman of the Board of Directors, a majority of the Board of Directors or by the stockholders.

Section 2.04  Consent of Stockholders in Lieu of Meeting.  Unless otherwise provided in the certificate of incorporation and subject to the proviso in Section 2.02, any action required to be taken at any annual or special meeting of the stockholders of the corporation, or any action which may be taken at any annual or special meeting of the stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding capital stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the corporation by delivery to its registered office in Delaware, its principal place of business, or an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded.  Delivery made to the corporation's registered office shall be by hand or by certified or registered mail, return receipt requested.  Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of stockholders to take the action were delivered to the corporation as provided in Section 2.04(b).  Any action so taken shall become effective upon the earliest receipt of the written consent, setting forth the action so taken, by (i) the corporation's registered office in Delaware, (ii) the corporation's principal place of business, or (iii) an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded.

(b)           No written consent shall be effective to take the corporate action referred to therein unless, within 60 days of the earliest dated consent delivered in the manner required by this section and Delaware Law to the corporation, written consents signed by a sufficient number of holders to take action are delivered to the corporation by delivery to its registered office in Delaware, its principal place of business or an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded.  Delivery made to the corporation's registered office shall be by hand or by certified or registered mail, return receipt requested.

Section 2.05  Notice of Meetings and Adjourned Meetings; Waivers of Notice.  (a)  Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, if any, date and hour of the meeting, the means of remote communications, if any, by which stockholders may be deemed to be present in person and vote at such meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called.  Unless these by-laws otherwise require, when a meeting is adjourned to another time or place (whether or not a quorum is present), notice need not be given of the adjourned meeting if the time, place, if any, and the means of remote communications, if any, by which stockholders may be deemed to be present in person and vote at such meeting, are announced at the meeting at which the adjournment is taken.  At the adjourned meeting, the corporation may transact any business which might have been transacted at the original meeting.

(b)  A written waiver of any such notice signed by the person entitled thereto, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice.  Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.  Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

Section 2.06  Quorum.  Unless otherwise provided under the certificate of incorporation or these bylaws and subject to Delaware Law, the presence, in person or by proxy, of the holders of a majority of the outstanding capital stock of the corporation entitled to vote at a meeting of stockholders shall constitute a quorum for the transaction of business.  If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders present in person or represented by proxy shall adjourn the meeting, without notice other than announcement at the meeting, until a quorum shall be present or represented.  At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified.

Section 2.07  Voting.   (a)  Unless otherwise provided in the certificate of incorporation and subject to Delaware Law, each stockholder shall be entitled to one vote for each outstanding share of capital stock of the corporation held by such stockholder.  Any share of capital stock of the corporation held by the corporation shall have no voting rights.  Unless otherwise provided in Delaware Law, the certificate of incorporation or these bylaws, the affirmative vote of a majority of the shares of capital stock of the corporation present, in person or by written proxy, at a meeting of stockholders and entitled to vote on the subject matter shall be the act of the stockholders.

Section 2.08  Organization.  At each meeting of stockholders, the Chairman of the Board of Directors, if one shall have been elected, or in the Chairman's absence or if one shall not have been elected, the Board Director designated by the vote of the majority of the Board Directors present at such meeting, shall act as chairman of the meeting.  The Secretary (or in the Secretary's absence or inability to act, the person whom the chairman of the meeting shall appoint secretary of the meeting) shall act as secretary of the meeting and keep the minutes thereof.

Section 2.09  Order of Business.  The order of business at all meetings of stockholders shall be as determined by the chairman of the meeting.

ARTICLE III

BOARD OF DIRECTORS

Section 3.01  General Powers.  Except as otherwise provided by Delaware Law or the certificate of incorporation, the business and affairs of the corporation shall be managed by or under the direction of the Board of Directors and all powers of the corporation, except those specifically reserved or granted to the stockholders by statute, the certificate of incorporation or these by-laws, are hereby granted to and vested in the Board of Directors.

Section 3.02  Composition; Number and Term of Office.  The Board of Directors shall consist of four or more members, as may be determined from time to time by the stockholders.  No less than two Board Directors shall be representatives of the executive officers of the corporation.  Each Board Director shall hold office until such Board Director's successor shall have been elected and qualified, or until such Board Director's earlier death, resignation or removal.  All Board Directors of the corporation shall be natural persons, but need not be residents of Delaware or a stockholder of the corporation.

Section 3.03  Removal.  Any Board Director or the entire Board of Directors may be removed, with or without cause, at any time by the affirmative vote of the holders of a majority of the outstanding capital stock of the corporation then entitled to vote at any election of Board Directors and the vacancies thus created may be filled in accordance with Section 3.04.

Section 3.04  Vacancies.  Vacancies and newly created Board Directorships resulting from any increase in the authorized number of Board Directors may be filled by a vote of the stockholders, each Board Director so chosen shall hold office until his or her successor is duly elected and shall qualified or until his or her earlier death, resignation or removal.

Section 3.05  Resignations.  Any Board Director may resign at any time by giving notice in writing or by electronic transmission to the Board of Directors or to the Secretary of the corporation.  The resignation of any Board Director shall take effect upon receipt of notice thereof or at such other time as shall be specified in such notice; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 3.06  Organization.  At every meeting of the Board of Directors, the Chairman of the Board of Directors, if there be one, or in the case of a vacancy in the office or absence of the Chairman of the Board of Directors, one of the following persons present in the order stated: the Co-Chairman of the Board of Directors, if there be one, a President (also referred to as Chief Executive Officer) or Co-President, or a Chairman chosen by a majority of the Board Directors present, shall preside, and the Secretary, or in his or her absence, an Assistant Secretary, or in the absence of the Secretary and the Assistant Secretaries, any person appointed by the Chairman of the meeting, shall act as Secretary.

Section 3.07  Time and Place of Meetings.  The Board of Directors may hold its meetings, both regular and special, at such place or places within or without the State of Delaware and at such times as the Board of Directors may from time to time appoint, or as may be designated in the notice calling the meeting.

Section 3.08  Regular Meetings.  Regular meetings of the Board of Directors may be held without notice at such place either within or without the State of Delaware, on such date and at such time as shall be specified by the Board of Directors; provided, however, that the Board of Directors shall meet at least once each fiscal quarter.  If the date fixed for any such regular meeting be a legal holiday under the laws of the state where such meeting is to be held, then the same shall be held on the next succeeding business day, not a Saturday, or at such other time as may be determined by resolution of the Board of Directors.  At such meetings, the Board Directors shall transact such business as may properly be brought before the meeting.

Section 3.09  Special Meetings.  Special meetings of the Board of Directors shall be held whenever called by the Chairman, the Co-Chairman, the President (also referred to as Chief Executive Officer) (or a Co-President) or by two or more of the Board Directors.  Notice of each such meeting shall be given to each Board Director by telephone or in writing at least 24 hours (in the case of notice by telephone) or 48 hours (in the case of notice by telegram) or five days (in the case of notice by mail) before the time at which the meeting is to be held.  Each such notice shall state the time and place of the meeting to be so held.

Section 3.10  Failure to Object.  Notice of a meeting need not be given to any Board Director who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice.  Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or a waiver of notice of such meeting.

Section 3.11  Quorum, Manner of Acting and Adjournment.  At all meetings of the Board of Directors, a vote of at least 50% (fifty percent) of the Board Directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the certificate of incorporation of the corporation.  If a quorum shall not be present at any meeting of the Board of Directors, the Board Directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 3.12  Written Consent.  Unless otherwise restricted by the certificate of incorporation of the corporation or these by-laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board of Directors or the number of members of such committee specified by the Board of Directors from time to time, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or such committee.  Any action taken by written consent of the executive committee shall be presented to the full Board of Directors at the next meeting of the Board of Directors following the effective time of such action by written consent.

Section 3.13  Executive and Other Committees.  The Board of Directors may, by resolution adopted by a majority of the Board of Directors designate an executive committee consisting of the President (also referred to as Chief Executive Officer) (or if Co-Presidents, then at least one Co-President) and any number of additional Board Directors specified in such resolution.  The Board of Directors may also, by resolution adopted by a majority of the Board of Directors, create one or more other committees, each such committee to consist of two or more Board Directors.  Any such committee to the extent provided in the resolution establishing such committee shall have and may exercise all the power and authority of the Board of Directors in the management of the business and affairs of the corporation, including the power or authority to declare a dividend or to authorize the issuance of stock, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the certificate of incorporation or the by-laws of the corporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially ail of the corporation's property and assets, recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution.  Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.  Each committee so formed shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

Section 3.14  The Chairman.  The Chairman of the Board of Directors, or Co-Chairmen of the Board of Directors if there is more than one Chairman, if any, shall be elected annually by the Board of Directors and shall hold office until their successors shall have been elected and qualified, or until their earlier resignation or removal.  The Chairman of the Board of Directors shall preside at all meetings of the stockholders and the Board of Directors.

Section 3.15  Compensation of Board Directors.  Unless otherwise restricted by the certificate of incorporation or these by-laws, the Board of Directors shall have the authority to fix the compensation of Board Directors.  The Board Directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors or a stated salary as Board Director.  No such payment shall preclude any Board Director from serving the corporation in any capacity and receiving compensation therefore.  Members of special or standing committees may be allowed like compensation for attending committee meetings.

ARTICLE IV

NOTICE – WAIVERS - MEETINGS

Section 4.01  Notice.  Whenever, under Delaware Law or the certificate of incorporation of the corporation or these by-laws, notice is required to be given to any Board Director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such Board Director or stockholder, at his/her/its address as it appears on the records of the corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail.  Notice to Board Directors for regular and special meetings may also be given in accordance with Section 3.08 and Section 3.09, respectively of the Article III hereof.

Section 4.02  Waiver of Notice.  Whenever any written notice is required to be given under the provisions of the certificate of incorporation of the corporation, these by-laws, or Delaware Law, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.  Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board Directors, or members of a committee of Board Directors need be specified in any written waiver of notice of such meeting.  Attendance of a person, either in person or by proxy, at any meeting, shall constitute a waiver of notice of such meeting, except where a person attends a meeting for the express purpose of objecting to the transaction of any business because the meeting was not lawfully called or convened.

Section 4.03  Conference Telephone Meetings.  Unless otherwise restricted by the certificate of incorporation or these by-laws, members of the Board of Directors, or any committee designated by the Board of Directors may participate in a meeting of the Board of Directors, or of such committee of the Board of Directors, by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other.  Participation in a meeting pursuant to this section shall constitute presence in person at such meeting.

ARTICLE V

OFFICERS

Section 5.01  Number, Qualifications and Designations.   The officers of the corporation shall be: one or more Presidents (also referred to as Chief Executive Officer), one or more Managing Directors, one or more Directors, one or more Vice Presidents, a General Counsel, a Chief Financial Officer, a Secretary, a Treasurer and such other officers as may be deemed necessary.  Officers of the corporation shall be elected by the Board of Directors pursuant to this section 5.01 or appointed by the President (or Co-President) pursuant to section 5.03 of this article.  The following officers must be elected by the Board of Directors: one or more Presidents, a General Counsel, a Chief Financial Officer, a Secretary and a Treasurer.  One person may hold more than one office.  Unless otherwise provided in these by-laws, officers may be, but need not be, a Board Director or stockholders of the corporation.

Section 5.02  Term of Office.  Each officer shall hold office until his or her death, resignation or removal.  Any officer may resign at any time upon written notice to the corporation.

Section 5.03  Subordinate Officers, Committee and Agents.  The President (or any Co-President) may from time to' time appoint such other officers, including Managing Directors, Directors, Vice Presidents as it deems necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as are provided in these by-laws, or as the President (or any Co-President) may from time to time determine.  In addition, the Board of Directors may from time to time elect and appoint such committees, employees, agents and other officers as it deems necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as are provided in these by-laws; or as the Board of Directors may from time to time determine.

Section 5.04  President (also referred to as Chief Executive Officer). The President or at the discretion of the Board of Directors, one or more Co-Presidents, shall be the chief executive officer of the corporation and, shall have general control and supervision over day-to-day matters relating to the business and affairs of the corporation and shall manage and administer the corporation's business and affairs, including personnel decisions.  The President or Co-Presidents shall implement or supervise the implementation of corporate policies as established by the Board of Directors and shall see that all orders and resolutions of the Board of Directors are adhered to and shall perform all other duties and exercise all other powers usually pertaining to the office of a President.

Section 5.05  Managing Directors.  The Managing Directors shall supervise the operations of the corporation and, subject to the power of the Board of Directors to manage the business and affairs of the corporation, by-laws and certificate of incorporation of the corporation, shall perform the customary duties required to supervise such operations and such other duties as may be assigned to them by the Board of Directors or the President (or Co-President) from time to time.

Section 5.06  Directors.  Directors shall perform the duties as may from time to time be assigned to them by the Board of Directors, the President (or Co-President) or the Managing Directors.

Section 5.07  Vice Presidents.  Vice Presidents shall perform the duties of the Directors in their absence and such other duties as may from time to time be assigned to them by the Board of Directors, the President (or Co-President), the Managing Directors or the Directors.

Section 5.08  The Secretary.  The Secretary or an Assistant Secretary shall attend all meetings of the stockholders and of the Board of Directors and shall record the proceedings of the stockholders and the Board of Directors and of committees of the Board of Directors in a book or books to be kept for that purpose; see that notices are given and records and reports properly kept and filed by the corporation as required by law; be the custodian of the seal of the corporation and see that it is affixed to all documents to be executed on behalf of the corporation under its seal; and, in general, perform all duties incident to the office of the Secretary, and such other duties as may from time to time be assigned to him or her by the Board of Directors or the President (or Co-President).

Section 5.09  The Treasurer.  The Treasurer or an Assistant Treasurer shall have or provide for the custody of the funds or other property of the corporation and shall keep a separate book account of the same to his or her credit as Treasurer; collect and receive or provide for the collection and receipt of moneys earned by or in any manner due to or received by the corporation; deposit all funds in his or her custody as Treasurer in such banks or other places of deposit as the Board of Directors may from time to time designate; whenever so required by the Board of Directors, render an account showing his or her transactions as Treasurer and the financial condition of the corporation; and, in general, discharge such other duties as may from time to time be assigned to him by the Board of Directors or the President (or Co-President).

ARTICLE VI

CERTIFICATES OF STOCK, TRANSFER, ETC.

Section 6.01  Issuance.  Each stockholder shall be entitled to a certificate for shares of stock of the corporation owned by it upon its request therefore.  The stock certificate of the corporation shall be numbered and registered in the stock ledger and transfer books of the corporation as it is issued, and shall be signed by either the President (also referred to as Chief Executive Officer) (or a Co-President) and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer, and shall bear the corporate seal, which may be a facsimile, engraved or printed.  Any of or all the signatures upon such certificate may be a facsimile, engraved or printed.  In case any officer, transfer agent or registrar who has signed, or whose facsimile signature has been placed upon, any share certificate shall have ceased to be such officer, transfer agent or registrar, before the certificate is issued, it may be issued with the same effect as if he or she were such officer, transfer agent or registrar at the date of its issue.

Section 6.02  Transfer.  Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.  No transfer shall be made which would be inconsistent with the provisions of Article 8, Title 6 of the Delaware Uniform Commercial Code - Investment Securities.

Section 6.03  Stock Certificates.  Stock certificates of the corporation shall be in such form as provided by applicable law and approved by the Board of Directors.  The stock record books and the blank stock certificates books shall be kept by the Secretary or by any agency designated by the Board of Directors for that purpose.

Section 6.04  Record Holder of Shares.  The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

Section 6.05  Determination of Stockholders of Record.  In order that the corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty days prior to such action.  If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

ARTICLE VII

INDEMNIFICATION

Section 7.01  A Board Director of the corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a Board Director to the fullest extent permitted by Delaware Law.

(1)  (a)  Each person (and the heirs, executors or administrators of such person) who was or is a party or is threatened to be made a party to, or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a Board Director or officer of the corporation or is or was serving at the request of the corporation as a Board

Director or officer of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless by the corporation to the fullest extent permitted by Delaware Law.  The right to indemnification conferred in this Article VII shall also include the right to be paid by the corporation the expenses incurred in connection with any such proceeding in advance of its final disposition to the fullest extent authorized by Delaware Law.  The right to indemnification conferred in this Article VII shall be a contract right.

(b)  The corporation may, by action of its Board of Directors, provide indemnification to such of the employees and agents of the corporation to such extent and to such effect as the Board of Directors shall determine to be appropriate and authorized by Delaware Law.

(2)  The corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a Board Director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a Board Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss incurred by such person in any such capacity or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability under Delaware Law.

(3)  The rights and authority conferred in this Article VII shall not be exclusive of any other right which any person may otherwise have or hereafter acquire.

(4)  Neither the amendment nor repeal of this Article VII, nor the adoption of any provision of the certificate of incorporation or these by-laws of the corporation, nor, to the fullest extent permitted by Delaware Law, any modification of law, shall adversely affect any right or protection of any person pursuant hereto existing at, or arising out of or related to any event, act or omission that occurred prior to, the time of such amendment, repeal, adoption or modification (regardless of when any proceeding (or part thereof) relating to such event, act or omission arises or is first threatened, commenced or completed).

ARTICLE VIII

GENERAL PROVISIONS

Section 8.01  Dividends.  Subject to the limitations contained in Delaware Law and the certificate of incorporation, the Board of Directors may declare and pay dividends upon the shares of capital stock of the corporation, which dividends may be paid either in cash, in property or in shares of the capital stock of the corporation.  Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the Board Directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the Board Directors shall think conducive to the interest of the corporation, and the Board Directors may modify or abolish any such reserve in the manner in which it was created.

Section 8.02  Annual Statements.  The Board of Directors shall present at each annual meeting, and at any special meeting, of the stockholders when called for by the stockholders entitled to vote thereon at such annual or special meeting, a full and clear statement of the business and condition of the corporation.

Section 8.03  Checks.  All checks, notes, bills of exchange or other orders in writing shall be signed by such person or persons as the Board of Directors may from time to time designate.

Section 8.04  Corporate Seal. The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization and the words “Corporate Seal, Delaware”.  The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

Section 8.05  Deposits.  All funds of the corporation shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositories as the Board of Directors may approve or designate, or as such authority is granted to certain other officers of the corporation from time to time by the Board of Directors, and all such funds shall be withdrawn only upon checks signed by such one or more officers or employees as the Board of Directors shall from time to time determine.

Section 8.06  Amendments of By-Laws.  These by-laws may be altered, amended or repealed or new by-laws may be adopted by the stockholders entitled to vote thereon at any regular or special meeting of the stockholders or by a majority vote of the Board of Directors.